Franklin Auto Trust 2000-1
Monthly Servicing Report


Collection Period:                                April, 2000
Distribution Date:                                May 15, 2000
Number of Days in Distribution Period:            30


Section I.  Original Deal Parameters

A.   Original Portfolio                                                 Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans           4,349        63,679,578.31      9.50%          63.66          59.73              3.93
ii.  Non-Prime Loans       3,571        55,247,782.00     14.74%          65.27          61.65              3.62
iii. Sub-Prime Loans         341         4,075,522.40     20.06%          60.28          56.38              3.90
iv.  Total Loans           8,261       123,002,882.71     12.20%          64.27          60.48              3.79

B.   Bonds Issued


                          Original
                          Principal                     Legal Final
                          Balance            Coupon       Maturity      CUSIP
                        --------------------------------------------------------
i.   Class A-1 Notes       76,000,000.00       7.02%       8/15/03    35242RAE4
ii.  Class A-2 Notes       47,002,000.00       7.25%      10/15/07    35242RAF1


C.   Spread Account

i.   Initial Cash Deposit                      1,845,043.24
ii.  Spread Account Floor Amount               2,460,057.65
iii. Specified Spread Account Amount           5.5% of Outstanding Pool Balance
iv.  Maximum Spread Account Amount             10% of Outstanding Pool Balance
v.   Initial Payment Provider Commitment       4,920,115.31


Section II.  Deal Status as of Previous
Distribution Date

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans           4,280        61,411,604.44      9.49%          63.70          58.70              5.00
ii.  Non-Prime Loans       3,513        53,717,799.54     14.72%          65.31          60.66              4.65
iii. Sub-Prime Loans         332         3,953,004.19     20.03%          60.39          55.53              4.86
iv.  Total Loans           8,125       119,082,408.17     12.20%          64.32          59.48              4.84

B.   Bonds Outstanding

                                                 Principal       Unpaid Interest
                                                  Balance       Shortfall Amount
                                               ---------------------------------

i.   Class A-1 Notes                           72,080,408.17              0.00
ii.  Class A-2 Notes                           47,002,000.00              0.00

C.   Spread Account

i.   Spread Account Cash Balance                2,337,070.18
ii.  Payment Provider Commitment                4,212,462.26

C.   Spread Account

i.   Spread Account Cash Balance                0.00
ii.  Surety Fee Shortfall                       0.00
iii. Unreimbursed Surety Draws                  0.00
iv.  Unreimbursed Insurer Optional Deposit      0.00
v.   Additional Servicing Fee Shortfall         0.00

Section II.  Deal Status as of Previous
Distribution Date

E.   Delinquencies in Period
                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance
i.   Prime Loans             57,139.61            0.00             0.00          0.00            0.00            0.00
ii.  Non-Prime Loans        192,170.99            0.00             0.00          0.00            0.00            0.00
iii. Sub-Prime Loans         48,943.87            0.00             0.00          0.00            0.00            0.00
iv.  Total Loans            298,254.47            0.00             0.00          0.00            0.00            0.00


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts

i.   Prime Loans                   4                0                0              0            0                0
ii.  Non-Prime Loans              14                0                0              0            0                0
iii. Sub-Prime Loans               4                0                0              0            0                0
iv.  Total Loans                  22                0                0              0            0                0

                                30-59            60-89            90-119          120+           Repo       Charge Offs
                                 Days             Days              Days          Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
 % of Previous Balance

i.   Prime Loans                0.09%            0.00%             0.00%          0.00%          0.00%         0.00%
ii.  Non-Prime Loans            0.36%            0.00%             0.00%          0.00%          0.00%         0.00%
iii. Sub-Prime Loans            1.24%            0.00%             0.00%          0.00%          0.00%         0.00%
iv.  Total Loans                0.25%            0.00%             0.00%          0.00%          0.00%         0.00%


                               30-59            60-89            90-119           120+           Repo       Charge Offs
                                Days             Days              Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
 % of Previous Number

i.   Prime Loans                0.09%            0.00%             0.00%           0.00%         0.00%         0.00%
ii.  Non-Prime Loans            0.40%            0.00%             0.00%           0.00%         0.00%         0.00%
iii. Sub-Prime Loans            1.20%            0.00%             0.00%           0.00%         0.00%         0.00%
iv.  Total Loans                0.27%            0.00%             0.00%           0.00%         0.00%         0.00%


Section III.  Collection Period Activity and
Current Status

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans          4,224          59,661,738.37     9.49%          63.78          57.84              5.94
i.   Non-Prime Loans      3,470          52,558,089.66    14.73%          65.33          59.77              5.56
ii.  Sub-Prime Loans      330             3,874,826.19    20.00%          60.46          54.69              5.77
v.   Total Loans          8,024         116,094,654.22    12.21%          64.37          58.61              5.76

B.   Delinquencies in Period
                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance
i.   Prime Loans             70,665.40            0.00            0.00           0.00        35,018.45        0.00
ii.  Non-Prime Loans        480,736.53       78,123.74            0.00           0.00       125,591.39        0.00
iii. Sub-Prime Loans         86,561.74       17,525.03            0.00           0.00        47,548.15        0.00
iv.  Total Loans            637,963.67       95,648.77            0.00           0.00       208,157.99        0.00


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts

i.   Prime Loans                   6                0                0               0              2             0
ii.  Non-Prime Loans              29                6                0               0              7             0
iii. Sub-Prime Loans               6                2                0               0              3             0
iv.  Total Loans                  41                8                0               0             12             0


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
 % of Current Balance

i.   Prime Loans               0.12%             0.00%           0.00%           0.00%            0.06%          0.00%
ii.  Non-Prime Loans           0.91%             0.15%           0.00%           0.00%            0.24%          0.00%
iii. Sub-Prime Loans           2.23%             0.45%           0.00%           0.00%            1.23%          0.00%
iv.  Total Loans               0.55%             0.08%           0.00%           0.00%            0.18%          0.00%


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
 % of Current Number

i.   Prime Loans               0.14%            0.00%            0.00%           0.00%            0.05%          0.00%
ii.  Non-Prime Loans           0.84%            0.17%            0.00%           0.00%            0.20%          0.00%
iii. Sub-Prime Loans           1.82%            0.61%            0.00%           0.00%            0.91%          0.00%
iv.  Total Loans               0.51%            0.10%            0.00%           0.00%            0.15%          0.00%

Section III.  Collection Period Activity and
Current Status

C.   Collections

i.   Simple Interest Contracts
     a.  Interest Collections                            1,143,326.21
     b.  Principal Collections                           2,950,745.43
ii.  Rule of 78's Contracts
     a.  Interest Collections                                8,782.99
     b.  Principal Collections                              37,008.52
iii. Net Liquidation Proceeds                                    0.00
iv.  Post Disposition Recoveries                                 0.00
v.   Rebates of Capitalized Insurance Premiums                   0.00
vi.  Repurchase Amounts
     a.  Interest                                                0.00
     b.  Principal                                               0.00

D.   Payaheads

i.   Beginning Payahead Account Balance                      6,077.99
ii.  Deposit to Payahead Account
     a.  Principal & Interest Collections                    1,061.58
iii. Withdrawal from Payahead Account
     a.  Principal & Interest Collections                    2,233.05
iv.  Net Change in Payahead Account
     a.  Principal & Interest Collections                   -1,171.47
v.   Ending Payahead Account Balance                         4,906.52

E.   Total Available

i.   Total Interest Collections                         1,152,109.20
ii.  Total Principal Collections                        2,987,753.95
iii. Collected Funds                                    4,139,863.15
iv.  Reinvestment Income Collected in Spread Account            0.00

F.   Month End Pool Balance

i.   Beginning Pool Balance                           119,082,408.17
ii.  Principal Collections                              2,987,753.95
iii. Realized and Cram-Down Losses                              0.00
iv.  Month End Pool Balance                           116,094,654.22


Section IV.  Distribution Calculations

A.   Servicing Fee

i.   Servicing Fee Rate
     a.  Prime Receivable @ 1.00%                           51,176.34
     b.  Non-prime Receivables @ 1.50%                      67,147.25
     c.  Sub-prime Receivables @ 2.00%                       6,588.34
     d.  Total Servicing Fee                               124,911.93
     e.  Total Receivables @ 1.25%                         124,044.18
ii.  Base Servicing Fee (less of id. and ie.)              124,044.18
iii. Previous Servicing Fee Shortfall                            0.00
iv.  Additional Servicing Fee                                  867.75
v.   Previous Additional Servicing Fee Shortfall               790.58
vi.  Total Additional Servicing Fee                          1,658.33
vii. Supplemental Servicing Fee                             14,231.11
viii.Total Supplemental Servicing Fee                       14,231.11

B.    Surety Fee

i.    Surety Fee Rate                                           0.165%
ii.   Base Surety Fee Due                                   16,373.83
iii.  Previous Surety Fee Shortfall                              0.00
iv.   Total Surety Fee Due                                  16,373.83

C.   Bond Interest
                                                                                                 Accrued
                                  Bond                                            Previous      Interest on
                                Interest      Number of Days       Current        Interest       Interest      Total Bond
                                  Rate        in Period           Interest        Shortfall      Shortfall    Interest Due
                             ---------------------------------------------------------------------------------------------

i.   Class A-1 Notes             7.02%               30          421,670.39         0.00          0.00         421,670.39
ii.  Class A-2 Notes             7.25%               30          283,970.42         0.00          0.00         283,970.42
iii. Total                       7.11%               30          705,640.80         0.00          0.00         705,640.80


Section IV.  Distribution Calculations

D.   Bond Principal

i.   Beginning Note Balance                             119,082,408.17
ii.  Current Pool Balance                               116,094,654.22
iii. Principal Distributable Amount                       2,987,753.95


E.   Total Required Distributions                         3,833,812.76
F.   Total Available Funds                                4,139,863.15
G.   Required Distribution Shortfall                              0.00
H.   Cash Available in Spread Account                     2,337,070.18
I.   Reserve Account Draw                                         0.00
J.   Payment Provider Commitment                          4,212,462.26
K.   Payment Provider Required Payment Amount                     0.00
L.   Surety Draw                                                  0.00
M.   Insurer Optional Deposit                                     0.00
N.   Total Cash Available for Distributions               4,139,863.15


Section V.  Waterfall for Distributions

A.   Total Available Funds                                4,139,863.15

                                                                                                     Remaining
                                                     Amount             Amount                         Amount
                                                      Due                Paid        Shortfall      Available for
                                                                                                    Distribution
                                               ---------------------------------------------------------------------
B.  Servicing Fee                                  124,044.18         124,044.18          0.00      4,015,818.97
C.  Surety Fee                                      16,373.83          16,373.83          0.00      3,999,445.14
D.  Note Interest                                  705,640.80         705,640.80          0.00      3,293,804.34
E.  Principal Distributable Amount               2,987,753.95       2,987,753.95          0.00        306,050.39
F.  Interest on Unreimbursed Surety Draws                0.00               0.00          0.00        306,050.39
G.  Reimbursement of Previous Surety Draws               0.00               0.00          0.00        306,050.39
H.  Reimbursement of Insurer Optional Deposits           0.00               0.00          0.00        306,050.39
I.  Reserve Deposit                                122,987.47         122,987.47          0.00        183,062.92
J.  Payment of Additional Servicing Fee              1,658.33           1,658.33          0.00        181,404.58
K.  Deposit to Certificate Distribution Acct.      181,404.58         181,404.58          0.00              0.00


Section VI.  Bond Reconciliation
                               Beginning          Principal       Ending          Interest      Interest      Interest
                                Balance              Paid         Balance            Due          Paid        Shortfall
                             ---------------------------------------------------------------------------------------------
A.  Class A-1 Notes            72,080,408.17      2,987,753.95    69,092,654.22    421,670.39     421,670.39     0.00
B.  Class A-2 Notes            47,002,000.00             0.00     47,002,000.00    283,970.42     283,970.42     0.00
C.  Total                     119,082,408.17      2,987,753.95   116,094,654.22    705,640.80     705,640.80     0.00

Section VII.  Spread Account Reconciliation

A.   Net Yield Calculations
     i.   Current Month                                            3.25%
     ii.  Previous Month                                           4.96%
     iii. Second Previous Month                                      N/A
     iv.  Three-Month Average                                        N/A
     v.   Previous Three Month Average                               N/A
     vi.  Second Previous Three Month Average                        N/A

B.   Has Net Yield Trigger Event Occurred and Is It Continuing?       NO
C.   Has Spread Account Deposit Event Occurred
       (clauses (i) through (iv) or (iv))?                            NO
D.   Has Spread Account Deposit Event Occurred (clause (v))?          NO
E.   Required Spread Account Parameters:
     i.   Spread Account Floor Amount                       2,460,057.65
     ii.  Spread Account Specified Amount                   6,385,205.98
     iii. Spread Account Maximum Amount                    11,609,465.42
     iv.  Spread Account Required Amount                    2,460,057.65


F.   Allocations, Deposits and Reductions of the Spread                               Change in
        Account and the Payment Provider Commitment                                    Payment        Cash on
                                                                   Deposit of Cash     Provider       Deposit in    Payment Provider
                                                                  in Spread Account  Commitment   Spread Account        Commitment
                                                                 -------------------------------------------------------------------
i.   Beginning Balance                                                                            2,337,070.18      4,212,462.26
ii.  Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (i-iv or vi)         0.00               0.00     2,337,070.18      4,212,462.26
iii. Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (v)                  0.00               0.00     2,337,070.18      4,212,462.26
iv.  Deposit to Spread Account from Waterfall                   122,987.47               0.00     2,460,057.65      4,212,462.26
v.   Release from Spread Account when Net Yield Trigger
       Event Has Not Occurred or Has Been Deemed Cured                0.00               0.00     2,460,057.65      4,212,462.26
vi.  Release from Spread Account when Net Yield Trigger
       Event Has Occurred and Has Not Been Deemed Cured               0.00               0.00     2,460,057.65      4,212,462.26
vii. Reduction of Payment Provider Commitment when Net
       Yield Trigger Event Not Occurred or Deemed Cured               0.00         287,313.93     2,460,057.65      3,925,148.33
viii.Withdrawal from Spread Account for Insurer
       Optional Deposit                                               0.00               0.00     2,460,057.65      3,925,148.33
ix.  Reduction of Payment Provider Commitment when Net
       Yield Trigger Event Has Occurred and Not Deemed Cured          0.00               0.00     2,460,057.65      3,925,148.33

Section VIII.  Surety Bond Reconciliation

A.   Previously Unreimbursed Surety Bond Draws                            0.00
B.   Interest Rate on Outstanding Draws (PRIME + 1%)                     9.75%
C.   Current Interest Accrued on Previously Outstanding Draws             0.00
D.   Interest Paid on Unreimbursed Surety Draws                           0.00
E.   New Surety Bond Draws                                                0.00
F.   Reimbursement of Previous Surety Draws                               0.00
G.   Unreimbursed Surety Draws                                            0.00
H.   Previous Unreimbursed Insurer Optional Deposits                      0.00
I.   New Insurer Optional Deposit                                         0.00
J.   Reimbursement of Previous Insurer Optional Deposits                  0.00
K.   Unreimbursed Insurer Optional Deposits                               0.00


Section IX.  Historical Portfolio Performance

                             Previous                          Previous                        Current
                              Period       Current Period       Period        Current          Period
                            Cumulative      Charge-Offs       Cumulative   Period Losses      Prepayment
                           Charge Offs                          Losses                          Speed
                          -------------------------------------------------------------------------------

i.   Prime Loans            0.00              0.00               0.00          0.00            1.3798%
ii.  Non-Prime Loans        0.00              0.00               0.00          0.00            0.9830%
iii. Sub-Prime Loans        0.00              0.00               0.00          0.00            0.8273%
iv.  Total Loans            0.00              0.00               0.00          0.00            1.1889%




/S/ Harold E. Miller, Jr.                   /S/ Tonya B. Roemer
------------------------------------       -----------------------------------
Harold E. Miller, Jr.                      Tonya B. Roemer
President, C.E.O.                          Securitization Specialist,
                                           Assistant Treasurer